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                                                                    Exhibit 21.1


                                  SUBSIDIARIES

Investors Capital Corporation
230 Broadway
Lynnfield, MA 01940
Incorporated in the Commonwealth of Massachusetts

Eastern Point Advisors, Inc.
230 Broadway
Lynnfield, MA 01940
Incorporated in the Commonwealth of Massachusetts

ICC Insurance Agency, Inc.
230 Broadway
Lynnfield, MA 01940
Incorporated in the Commonwealth of Massachusetts